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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) July 2, 1997


                       PUBLIC SERVICE COMPANY OF COLORADO
                   ----------------------------------------
              (Exact Name of Registrant as Specified in Charter)


                                    Colorado
                             --------------------
                          (State or Other Jurisdiction
                                of Incorporation)


               1-3280                                  84-0296600
          ----------------                          -----------------
        (Commission File No.)                         (IRS Employer
                                                   Identification No.)


      1225 Seventeenth Street, Denver,  Colorado          80202
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      (Address of Principal Executive Offices)         (Zip Code)


      Registrant's telephone number, including area code(303)  571-7511


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ITEM 5.  OTHER EVENTS

     Reference is made to the Form 8-K filed by New Century Energies, Inc., the parent company of Public Service Company of Colorado ("the Company"), for a discussion of the net impact on earnings per share of the windfall profits tax liability and the positive impact of the change in the United Kingdom ("UK") corporate income tax rate recognized by Yorkshire Electricity Group plc ("Yorkshire Electricity"), a UK regional electricity company. Yorkshire Electricity is owned by Yorkshire Power Group Ltd., a joint venture in which the Company owns a 50% interest. The Company's portion of this charge recorded in the third quarter of 1997 is approximately $111 million. In addition, the Company recognized the positive impact of approximately $10 million related to the change in the UK corporate income rate from 33% to 31%.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                              PUBLIC SERVICE COMPANY OF COLORADO

                                    /s/ Richard C. Kelly
                              ----------------------------------
                              Executive Vice President and CFO, Financial and
                                Support Services

Dated:      September 26, 1997



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